UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANKATLANTIC BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	65-0507804

(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

(Address, Including Zip Code, of Principal Executive Offices)
BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan

(Full Title of the Plan)
Alan B. Levan
BankAtlantic Bancorp, Inc.
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

(Name and Address of Agent for Service)
(954) 940-5000

(Telephone Number, Including Area Code, Agent for Service)
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price	Aggregate Offering	Registration
Title of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee(2)
Class A Common Stock, $0.01 per share par value	6,000,000	$17.63	$105,750,000	$12,446.78

(1)	Pursuant to Rule 416 this registration statement shall also cover any additional shares of Class A Common Stock which may become issuable under the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on August 9, 2005.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by BankAtlantic Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by this reference:
(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005.

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 10, 2005.

(3)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 9, 2005.

(4)	The Company’s Current Report on Form 8-K, filed with the Commission on April 22, 2005.

(5)	The Company’s Current Report on Form 8-K, filed with the Commission on May 9, 2005.

(6)	The Company’s Current Report on Form 8-K, filed with the Commission on May 10, 2005.

(7)	The Company’s Current Report on Form 8-K, filed with the Commission on May 23, 2005.

(8)	The Company’s Current Report on Form 8-K, filed with the Commission on June 1, 2005.

(9)	The Company’s Current Report on Form 8-K, filed with the Commission on July 14, 2005.

(10)	The description of the Company’s Class A Common Stock, $0.01 par value per share, contained in the Company’s registration statement on Form 8-A filed with the Commission on February 26, 2002.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Section 607.0850 of the Florida Business Corporation Act allows, and the Bylaws of the Company provide, for the indemnification of each of the Company’s directors and officers against claims, liabilities, amounts paid in settlement and expenses if such director or officer is or was a party to any proceeding by reason of the fact that such a person is or was a director or officer of the corporation or is or was serving as a director or officer of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, which may include liabilities under the Securities Act of 1933, as amended (the “Securities Act”).
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     The following exhibits are filed herewith:

Exhibit
Number	Description
5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above)

24.1	Power of Attorney (set forth on the signature page to this registration statement).

Item 9. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 12th day of August, 2005.

BANKATLANTIC BANCORP, INC.
By:	/s/ Alan B. Levan
Alan B. Levan
Chairman of the Board, President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan and James A. White, his or her true and lawful attorneys-in-fact and agents, each acting alone and each with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Alan B. Levan Alan B. Levan	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 12, 2005
/s/ James A. White James A. White	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2005

/s/ John E. Abdo John E. Abdo	Vice Chairman of the Board	August 12, 2005

/s/ Steven M. Coldren Steven M. Coldren	Director	August 12, 2005

/s/ Mary E. Ginestra Mary E. Ginestra	Director	August 12, 2005

/s/ Bruno DiGiulian Bruno DiGiulian	Director	August 12, 2005

/s/ Charlie C. Winningham Charlie C. Winningham, II	Director	August 12, 2005

/s/ Jarett S. Levan Jarett S. Levan	Director	August 12, 2005

/s/ D. Keith Cobb D. Keith Cobb	Director	August 12, 2005

/s/ Willis Holcombe Willis Holcombe	Director	August 12, 2005

/s/ Jonathan Mariner Jonathan Mariner	Director	August 12, 2005

EXHIBIT INDEX

Exhibit
Number	Description
5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of KPMG LLP